                                                                     EXHIBIT 4.5

                                SIPEX CORPORATION

                       STAND-ALONE STOCK OPTION AGREEMENT

NOTICE OF STOCK OPTION GRANT

______________________

______________________

______________________

                  You have been granted a Nonstatutory Stock Option to purchase Common Stock of the Company, subject to the terms and conditions of this Agreement, as follows:

      Date of Grant                     _____________________________

      Vesting Commencement Date         _____________________________

      Exercise Price per Share         $_____________________________

      Total Number of Shares Granted    _____________________________

      Term/Expiration Date:             _____________________________

      Vesting Schedule:

      This Option shall vest and may be exercised, in whole or in part, in accordance with the following schedule, subject to the Optionee continuing to be a Service Provider on such dates:

            Prior to                        0 shares

            As of but prior to              shares

            As of but prior to              An additional shares

            As of but prior to              An additional shares

            As of                           An additional shares

      If your employment with the Company terminates other than voluntarily or for Cause, and you sign and do not revoke a standard release of claims with the Company, then 50% of any unvested shares of the Option shall immediately vest and become exercisable until the earlier of (i) the original term of the option or (ii) twelve (12) months from the date of termination.

      Notwithstanding the foregoing, in the event your employment with the Company terminates voluntarily by you other than for Cause by the Company in connection with a "Change of Control" (as defined below) that occurs within one
(1) year of [   ], 25% of the shares subject to the Option shall vest and become fully exercisable. In the event your employment with the Company terminates voluntarily by you or other than for Cause by the Company in connection with a
Change of Control that occurs more than one (1) year after [   ] but within
three (3) years of [   ], 100% of any unvested shares of the Option shall vest
and become exercisable until the earlier of (i) the earlier term of the Option or (ii) twelve (12) months from the date of termination. In the event your employment with the Company terminates voluntarily by you or other than for Cause by the Company in connection with a Change in Control that occurs more
than three (3) years from [   ], 100% of the Option shall vest and become
exercisable until the earlier of (i) the original term of the Option or (ii) twelve (12) months from the date of termination.

      Termination Period

                  This Option shall expire upon the earlier to occur of (i) ten
      (10) years from the date of grant, (ii) twelve (12) months following termination of employment other than voluntarily or for cause, (iii) three
      (3) months following voluntary termination of employment and (iv) thirty
      (30) days following termination of employment for cause.

AGREEMENT

      Definitions. As used herein, the following definitions shall apply:

            "Agreement" means this stock option agreement between the Company and Optionee evidencing the terms and conditions of this Option.

            "Applicable Laws" means the requirements relating to the administration of stock options under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction that may apply to this Option.

            "Board" means the Board of Directors of the Company or any committee of the Board that has been designated by the Board to administer this Agreement.

            "Cause" means conduct involving one or more of the following: (i) the substantial and continuing failure of the Optionee, after notice thereof, to render services to the Company or any Parent or Subsidiary in accordance with the terms or requirements of Optionee's employment or business relationship;
(ii) gross negligence, willful misconduct, dishonesty, fraud or breach of fiduciary duty to the Company or any Parent or Subsidiary; (iii) the commission of an act of embezzlement or fraud; (iv) deliberate disregard of the rules or policies of the Company or any Parent or Subsidiary, or breach of an employment or other agreement with the Company or any Parent or Subsidiary, either of which results in significant direct or indirect loss, damage or injury to the Company or any Parent or Subsidiary; (v) the unauthorized disclosure of any trade secret or confidential information of the Company or any Parent or Subsidiary; or (vi) the commission of an act which constitutes unfair competition with the Company or any Parent or Subsidiary or which induces any customer or supplier to breach a contract with the Company or any Parent or Subsidiary.

            "Change of Control" is defined as: (i) any "person" (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing sixty percent

(60%) or more of the total voting power represented by the Company's then outstanding voting securities; or (ii) a change in the composition of the Board occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" will mean directors who either (A) are directors of the Company as of the date hereof, or
(B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors at the time of such election or nomination (but will not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or (iii) the date of the consummation of a merger or consolidation of the Company with any other corporation that has been approved by the stockholders of the Company, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than sixty percent (60%) of the total voting power outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company; or (iv) the date of the consummation of the sale or disposition by the Company of all or substantially all the Company's assets. Notwithstanding the foregoing, a "Change of Control" shall not include any transaction or series of transactions involving the Company's issuance of any equity or debt securities to third parties for capital raising purposes.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Common Stock" means the common stock of the Company.

            "Company" means SIPEX Corporation, a Massachusetts corporation.

            "Consultant" means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

            "Director" means a member of the Board.

            "Disability" means total and permanent disability as defined in
Section 22(e)(3) of the Code.

            "Employee" means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute "employment" by the Company.

            "Exchange Act" means the Securities Exchange Act of 1934, as amended.

            "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

                        If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

                        If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination; or

                        In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

            "Nonstatutory Stock Option" means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

            "Notice of Grant" means a written notice, in Part I of this Agreement, evidencing certain the terms and conditions of this Option grant. The Notice of Grant is part of the Option Agreement.

            "Officer" means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

            "Option" means this stock option.

            "Optioned Stock" means the Common Stock subject to this Option.

            "Optionee" means the person named in the Notice of Grant or such person's successor.

            "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

            "Service Provider" means an Employee, Director or Consultant.

            "Share" means a share of the Common Stock, as adjusted in accordance with Section 11 of this Agreement.

            "Subsidiary" means a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.

      Grant of Option. The Board hereby grants to the Optionee named in the Notice of Grant attached as Part I of this Agreement the Option to purchase the number of Shares, as set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the "Exercise Price"), subject to the terms and conditions of this Agreement.

      Exercise of Option.

            Right to Exercise. This Option is exercisable during its term in accordance with the Vesting Schedule set out in the Notice of Grant and the applicable provisions of this Agreement.

            Method of Exercise. This Option is exercisable by delivery of an exercise notice, in the form attached as Exhibit A (the "Exercise Notice"), which shall state the election to exercise the Option, the number of Shares in respect of which the Option is being exercised (the "Exercised Shares"), and such other representations and agreements as may be required by the Company. The Exercise Notice shall be completed by the Optionee and delivered to Secretary of the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by such aggregate Exercise Price.

            Legal Compliance. No Shares shall be issued pursuant to the exercise of this Option unless such issuance and exercise complies with Applicable Laws. Assuming such compliance, for income tax purposes the Exercised Shares shall be considered transferred to the Optionee on the date the Option is exercised with respect to such Exercised Shares.

            Buyout Provisions. The Board may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Board shall establish and communicate to the Optionee at the time that such offer is made.

      Method of Payment. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the election of the Optionee:

            cash or check;

            surrender of other Shares which (i) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six
(6) months on the date of surrender, AND (ii) have a Fair Market Value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

      Limited Transferability of Option. This Option may not be transferred in any manner otherwise by than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee; provided however, that the Optionee shall be permitted to designate a beneficiary in writing, in such form as the Administrator may require, and in the event such a beneficiary designation is made, the beneficiary so designated shall have absolute authority to exercise such option, to the extent the option is vested. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Options.

      Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the terms of this Agreement.

      Termination of Relationship as a Service Provider. If the Optionee ceases to be a Service Provider (other than for death or Disability), this Option may be exercised for a period of three (3) months after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that the Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

      Disability of Optionee. If the Optionee ceases to be a Service Provider as a result of the Optionee's Disability, this Option may be exercised for a period of one hundred and eighty (180) days after the date of such termination (but in no event later than the expiration date of this Option as set forth in the Notice of Grant) to the extent that the Option is vested on the date of such termination. To the extent that Optionee does not exercise this Option within the time specified herein, the Option shall terminate.

      Death of Optionee. If the Optionee dies while a Service Provider, the Option may be exercised at any time within one hundred and eighty (180) days following the date of death (but in no event later than the expiration date of this Option as set forth in the Notice of Grant), by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent that the Optionee was entitled to exercise the Option at the date of death. If, after death, the Optionee's estate or a person who acquired the right to exercise the Option by bequest or inheritance does not exercise the Option within the time specified herein, the Option shall terminate.

      Termination for Cause. If the Optionee is terminated for Cause, this option shall terminate immediately upon the Optionee's receipt of written notice of such termination and shall thereafter not be exercisable to any extent whatsoever.

      Adjustments upon Changes in Capitalization, Dissolution, Merger or Asset Sale. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock and class of securities covered by this Option, as well as the price per share of Common Stock covered by this Option and the vesting schedule, shall be proportionately adjusted (or a substituted option may be granted) for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off, split-up or other similar event or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

      Notices. Any notice to be given to the Company hereunder shall be in writing and shall be addressed to the Company at its then current principal executive office or to such other address as the Company may hereafter designate to the Optionee by notice as provided in this Section. Any notice to be given to the Optionee hereunder shall be addressed to the Optionee at the address set forth beneath his signature hereto, or at such other address as the Optionee may hereafter designate to the Company by notice as provided herein. A notice shall be deemed to have been duly given when personally delivered or mailed by registered or certified mail to the party entitled to receive it.

      Tax Consequences. Some of the federal tax consequences relating to this Option, as of the date of this Option, are set forth below. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

            Exercising the Option. The Optionee may incur regular federal income tax liability upon exercise of a Nonstatutory Stock Option (an "NSO"). The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the Fair Market Value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If the Optionee is an Employee or a former Employee, the Company will be required to withhold from his or her compensation or collect from Optionee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver Shares if such withholding amounts are not delivered at the time of exercise.

            Disposition of Shares. If the Optionee holds NSO Shares for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

      Entire Agreement; Governing Law. This Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof, and may not be modified adversely to the Optionee's interest except by means of a writing signed by the Company and Optionee. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Massachusetts.

      NO GUARANTEE OF CONTINUED SERVICE. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY (AND NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED AN OPTION OR PURCHASING SHARES HEREUNDER). OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUES ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE WITH OPTIONEE'S RIGHT OR THE COMPANY'S RIGHT TO TERMINATE OPTIONEE'S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

      By your signature and the signature of the Company's representative below, you and the Company agree that this Option is granted under and governed by the terms and conditions of this Agreement. Optionee has reviewed this Agreement in its entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement and fully understands all provisions of this Agreement. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board upon any questions relating to this Agreement. Optionee further agrees to notify the Company upon any change in the residence address indicated below.

OPTIONEE                                 SIPEX CORPORATION

__________________________________       ______________________________________
Signature                                Signature

__________________________________       By: Ray Wallin, Chief Financial Officer
Print Name

__________________________________
Residence Address

__________________________________

__________________________________

                                    EXHIBIT A

                                SIPEX CORPORATION

                                 EXERCISE NOTICE

SIPEX Corporation
233 South Hillview Drive
Milpitas, CA  95035

Attention:

      9.    Exercise of Option. Effective as of today, ________________, 200_,

the undersigned ("Purchaser") hereby elects to purchase ______________ shares (the "Shares") of the Common Stock of SIPEX Corporation (the "Company") under and pursuant to the Stock Option Agreement dated [_____________] (the "Option Agreement"). The purchase price for the Shares shall be [$_______], as required by the Option Agreement.

      10. Delivery of Payment. Purchaser herewith delivers to the Company the full purchase price for the Shares.

      11. Representations of Purchaser. Purchaser acknowledges that Purchaser has received, read and understood the Option Agreement and agrees to abide by and be bound by their terms and conditions.

      12. Rights as Shareholder. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment will be made for a dividend or other right for which the record date is prior to the date of issuance, except as provided in Section 11 of the Option Agreement.

      13. Tax Consultation. Purchaser understands that Purchaser may suffer adverse tax consequences as a result of Purchaser's purchase or disposition of the Shares. Purchaser represents that Purchaser has consulted with any tax consultants Purchaser deems advisable in connection with the purchase or disposition of the Shares and that Purchaser is not relying on the Company for any tax advice.

      14. Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this Exercise Notice shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Exercise Notice shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

      15. Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

      16. Entire Agreement; Governing Law. The Option Agreement is incorporated herein by reference. This Agreement, and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser's interest except by means of a writing signed by the Company and Purchaser. This agreement is governed by the internal substantive laws, but not the choice of law rules, of Massachusetts.

Submitted by:                             Accepted by:

OPTIONEE                                  SIPEX CORPORATION

________________________________          ______________________________________
Signature

________________________________          ______________________________________
Print Name

________________________________          ______________________________________
Address:                                  Address:

________________________________          233 South Hillview Drive

________________________________          Milpitas, CA  95035

                                          Date Received: ________________

                                      -2-